UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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HIGHLAND INCOME FUND

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September 2, 2021

DEAR SHAREHOLDER:

You should have recently received a proxy supplement, adjournment letter and proxy card(s) in the mail or a proxy communication via email in connection with the Highland Income Fund (“HFRO”) Special Meeting of Shareholders that has been adjourned to September 24, 2021.

We informed you that a longtime activist, Phil Goldstein (who runs Bulldog Investors), has targeted HFRO in an effort to derail the shareholder meeting even though we are not aware of Mr. Goldstein owning shares in HFRO as of the June 14 record date. Mr. Goldstein has a history of targeting closed end funds in an effort to pressure fund boards and senior management into initiating self-tenders and/or liquidating funds to realize short-term gains for his firm Bulldog and its investors to the detriment of the target fund and its long-term shareholders. Mr. Goldstein has sent a letter to you and your fellow shareholders that contains inaccurate and/or misleading statements in an attempt to disrupt the Business Change Proposal for his own personal gain. Our primary goal is to protect you and your fellow shareholders and we will not let Mr. Goldstein interfere with your Fund for his benefit and to the detriment of your Fund and its shareholders.

Please send a strong message to Mr. Goldstein that you support your Board and are voting FOR the proposal to change HFRO from a registered investment company to a diversified holding company by signing, dating, and mailing the enclosed proxy card(s) in the prepaid envelope or follow the instructions below to vote by internet or telephone.

Your Fund has approximately three weeks to secure votes from the high concentration of retail shareholders like you who have not had the opportunity to vote. You can make a difference in the vote outcome by voting and supporting your Board’s unanimous recommendation to vote FOR the Business Change Proposal.

PROXY VOTING OPTIONS

Vote by Phone by calling 1-833-892-6620 and speaking with a proxy voting specialist today. Our representatives are available weekdays from 10 a.m. to 11 p.m. Eastern time. You may also call the toll-free number on the enclosed proxy card and follow the prompts.

Vote by Internet by visiting the internet address on the enclosed proxy card and following the instructions.

Vote by Mail by completing, signing, and dating the enclosed proxy card and returning it in the enclosed prepaid return envelope.

Again, please take a few moments to vote by signing, dating, and mailing your proxy card(s) in the enclosed prepaid envelope provided. If you have any questions regarding the Special Meeting or need assistance in voting, please contact our proxy solicitor, Di Costa Partners, at 1-833-892-6620.

Thank you in advance for voting,

FRANK WATERHOUSE
PRINCIPAL EXECUTIVE OFFICER

HIF-R3-0902